Exhibit 99.2

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS OF IONETIX CORPORATION
(As Amended and Restated as of May 18, 2026)

1.	Purpose

1.1	The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Ionetix Corporation (the “Company”) is to assist the Board in discharging its responsibilities relating to the review, determination and execution of the Company’s compensation philosophy, and the compensation of the Company’s Chief Executive Officer (“CEO”), other executive officers, and other personnel as may be determined by the Board, and fulfilling the Board’s oversight responsibilities with respect to the Company’s overall compensation policies, plans and programs and human capital management function.

1.2	The compensation programs for the Company’s executive officers shall (i) be designed to attract, motivate and retain talented executives responsible for the success of the Company, (ii) be determined within a competitive framework, (iii) factor in the achievement of the Company’s overall financial results, individual contributions and compensation philosophy of “pay for performance”; and (iv) align the interests of the executive officers with the long-term interests of the Company’s stockholders, thereby incentivizing management to increase stockholder value.

1.3.	The Board and management shall ensure that the Committee has adequate funding and other resources and authority to discharge its responsibilities as determined by the Committee.

2.	Membership & Organization

2.1	The Committee shall consist of at least three (3) members. The members of the Committee shall meet the (i) independence requirements of The Nasdaq Stock Market LLC (“NASDAQ”), (ii) non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iii) outside director definition set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”), except in each case as otherwise permitted by the applicable rules of NASDAQ, the Exchange Act, the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”), and the IRC, as may be in effect from time to time.

2.2	The members of the Committee will be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. The members of the Committee shall serve, at the discretion of the Board, for such term or terms as the Board may determine or until earlier resignation or death, and may be replaced by the Board at any time and for any reason. Unless a chair is designated by the Board, the members of the Committee may appoint a chair of the Committee (the “Chair”).

3.	Responsibilities

In addition to such other responsibilities as may be delegated to the Committee from time-to-time by the Board, the Committee shall:

3.1	Set the compensation of the CEO and, in consultation with the CEO, review and approve the compensation of the other executive officers, in each case based on an evaluation of their performance and expected future contributions;

3.2	Establish annual and long-term performance goals and objectives for the CEO and, in consultation with the CEO, review and establish the goals and objectives for the other executive officers;

3.3	Evaluate the performance of the CEO and, in consultation with the CEO, review and evaluate the performance of the other executive officers in light of the goals and objectives established for them;

3.4	Approve employment agreements, offers of employment and other elements of compensation and benefits (other than ordinary health, welfare and retirement benefits provided broadly to employees) provided to the CEO and other executive officers;

3.5	Approve severance or termination arrangements or plans for the CEO and other executive officers, including in the event of a change in control;

3.6	To review and make recommendations to the Board regarding incentive compensation plans and equity-based plans, and where appropriate or required to recommend for approval by the stockholders of the Company (including approval of the adoption, amendment, or termination of such plans), to administer any such plans that are stockholder-approved or include executive officer or director participants, in each case, to the extent provided under such plans;

3.7	Review and certify achievement with respect to cash or equity awards under corporate performance-based plans;

3.8	Review and discuss with management the Company’s overall aggregate equity usage/budget relative to the market;

3.9	Provide oversight of the Company’s overall compensation and incentive plans and benefits programs, and recommend or approve improvements or changes to such plans and programs or recommend or adopt new plans and programs when appropriate;

3.10	Review on a periodic basis, and make recommendations to the Board as to, the compensation payable by the Company to non-employee directors in connection with their service on the Board and/or any committees of the Board;

3.11	Review and approve the selection of the Company’s peer companies for purposes of evaluating the Company’s compensation competitiveness and establishing the appropriate positioning of the levels and mix of compensation elements;

3.12	For so long as the Company is subject to the periodic reporting requirements of the Exchange Act, when applicable, review and discuss with management the Company’s “Compensation Discussion and Analysis” (the “CD&A”) to be included in the Company’s annual report or annual proxy statement; based on the review and discussion, recommend to the Board that the CD&A be included in the Company’s annual report or annual proxy statement; and produce a report of the Committee for inclusion in the Company’s annual report and annual proxy statement that complies with the rules and regulations of the SEC and any other applicable rules and regulations;

3.13	Review with management the Company’s major compensation-related risk exposures and the steps management has taken to monitor and control such exposures, and assess whether the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company;

3.14	When applicable, review and recommend to the Board for approval the frequency with which the Company will conduct stockholder advisory “say-on-pay” votes (the “Say-on-Pay Vote”) required by Section 14A of the Exchange Act, and assess the results of the Company’s most recent Say-on-Pay Vote and take such assessment into consideration when establishing the compensation of the Company’s executive officers;

3.15	Oversee and review the Company’s programs, practices, relevant risks and opportunities, measures, objectives and performance relating to human capital management matters and related disclosure as they relate to the Company’s workforce generally, including, but not limited to, those policies and strategies regarding recruiting, selection, retention, career development and progression, corporate culture, diversity, equity, inclusion, human health and safety, and employment practices; and make recommendations to the Board with respect to the integration of such matters into the Company’s business strategy and operations when appropriate, to the extent not specifically delegated to other committees;

3.16	Recommend or determine stock ownership guidelines for executive officers and non-employee directors and monitor compliance with such guidelines;

3.17	Administer the Company’s executive compensation clawback policy to the extent provided under such policy; and periodically review and assess the adequacy of such policy and recommend any proposed changes to the Board for approval;

3.18	Monitor the Company’s compliance with the requirements of the Sarbanes-Oxley Act relating to loans to officers and directors and with all other applicable laws affecting employee compensation and benefits;

3.19	Annually review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval;

3.20	Annually review and report to the Board regarding its own performance considering the responsibilities outlined in this charter and as otherwise established by the Board; and

3.21	Perform such other duties that may be necessary or appropriate in the discharge of the foregoing responsibilities.

No executive officer shall be present during any voting or deliberations by the Committee regarding such officer’s compensation or performance.

4.	Authority

The Committee shall have:

4.1	The authority to form, and delegate authority to, one (1) or more subcommittees consisting of one (1) or more Committee members, which subcommittee(s) shall have the responsibilities and authority delegated to them, including, if so designated, the full responsibility and authority of the Committee with respect to delegated matters, unless otherwise prohibited by applicable laws or listing standards;

4.2	The authority to delegate to one (1) or more officers of the Company any of its responsibilities and authority that do not relate to the amount or form of compensation of “officers” as defined in Section 16 of the Exchange Act, including its responsibilities and authority related to the administration of compensation and incentive plans and benefits programs. Without limiting the generality of the foregoing, the Committee may form and delegate authority to a subcommittee composed entirely of Company employees to serve as an administrative and/or investment committee, with fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with respect to one or more Company plans that are subject to ERISA;

4.3	The authority to obtain advice, reports or opinions from internal or external counsel and other expert advisors at the Company’s expense;

4.4	The sole authority to retain and terminate any compensation consultant, legal counsel or other advisor to assist in the evaluation of CEO or executive officer compensation (taking into account the independence factors set forth in Item 407(e)(3) of Regulation S-K and any applicable NASDAQ requirements), in each case at the Company’s expense; and

4.5	The sole authority to approve the fees and other retention terms of consultants, legal counsel or other advisors engaged by the Committee with respect to services so engaged.

In selecting advisors, the Committee shall take into account the independence requirements established by law, rule, regulation or order, including, without limitation, Rule 5605(d)(3) of NASDAQ.

5.	Meetings & Minutes

The Committee shall meet at least once per fiscal quarter and will also meet, as required, in response to the needs of the Board and as necessary to fulfill its responsibilities. The Chair, in consultation with the other members of the Committee, will set the dates, times and places of such meetings.

The Chair or any other member of the Committee may call meetings of the Committee by notice in accordance with the Company’s bylaws. A majority of the total number of then-serving members of the Committee shall constitute a quorum for the transaction of business at Committee meetings. The approval of a majority of such quorum shall constitute a valid act of the Committee at a duly held Committee meeting. The Committee may also act by unanimous written consent of the then-serving members of the Committee.

The Committee may invite such members of management to its meetings as it deems appropriate. However, the Committee shall meet regularly without such members present, and in all cases the CEO and any other such officers shall not be present at meetings at which their compensation or performance is discussed or determined.

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

6. Reports

The Committee will make regular reports to the Board related to its discussions and activities, including any significant issues or concerns that arise at its meetings, prepare all required reports for inclusion in the Company’s proxy statement, and make recommendations to the Board as appropriate, in each case in accordance with the applicable SEC rules and regulations.

7. Compensation

Members of the Committee shall receive such compensation, if any, for their service as Committee members pursuant to the Company’s Corporate Governance Guidelines, if applicable, or otherwise in accordance with the Company’s standard compensation arrangements for non-employee directors.

8. Website Posting

The Committee’s charter shall be made available on the Company’s website.